Exhibit 99.1

eBay Inc. Reports Fourth Quarter and Full Year 2016 Results

eBay Delivers Record Fourth Quarter Driven by Strong Holiday Season for Marketplace Platform

San Jose, California, January 25, 2017 - eBay Inc. (NASDAQ: EBAY), a global commerce leader, delivered gross merchandise volume (GMV) for the quarter ended December 31, 2016 of $22.3 billion, increasing 5% on a foreign exchange (FX) neutral basis and 2% on an as-reported basis. Revenue for the quarter was $2.4 billion, up 6% on an FX-Neutral basis and 3% on an as-reported basis.

During the quarter, eBay delivered GAAP net income from continuing operations of $5.9 billion, or $5.31 per diluted share, driven by a non-cash $4.6 billion income tax benefit related to a legal structure realignment, primarily impacting its international entities, as well as a $0.8 billion gain from the sale of its equity holdings of MercadoLibre, Inc. Non-GAAP net income from continuing operations was $601 million, or $0.54 per diluted share. During the quarter, the company generated $620 million of operating cash flow and $484 million of free cash flow from continuing operations, inclusive of a $272 million cash tax payment related to the sale of its equity holdings of MercadoLibre, Inc. The company also repurchased $1.0 billion of its common stock in the quarter.

“Q4 was a record quarter highlighted by solid performance in our eBay business. During the holiday season, eBay was one of the top consumer shopping destinations in the world and the second most visited eCommerce site in the U.S.,” said Devin Wenig, President and CEO of eBay Inc. “In 2017, we intend to accelerate the progress that we made last year as we continue to execute our business strategy.”

In the fourth quarter, eBay added two million active buyers across its platforms, for a total of 167 million global active buyers. Underlying total eBay Inc. performance, the Marketplace platforms delivered $21.1 billion of GMV and $1.9 billion of revenue. Marketplace revenue was up 4% on an FX-Neutral basis and flat on an as-reported basis, driven by a strong holiday season which led to accelerating GMV growth of 5% on an FX-Neutral basis and 2% on an as-reported basis. StubHub had a record quarter with GMV of $1.2 billion, up 5%, and revenue of $279 million, up 20%, with strength in its baseball and theater genres. The Classifieds platforms delivered another quarter of double digit growth with revenue of $201 million, up 13% on an FX-Neutral basis and 10% on an as-reported basis with strong performance in Germany.

Marketplace delivered record results as a leading holiday shopping destination, and its mobile platform, with user reviews at all-time highs, crossed $10 billion of volume for the first time ever. StubHub launched on Apple TV, further advancing its efforts to enable consumers to buy event tickets anytime, and anywhere. Classifieds, a global leader with over 250 million monthly unique visitors, saw strong momentum in their Automotive and Real Estate verticals, while expanding its inventory integration with the eBay Marketplace platform to Gumtree in the United Kingdom and eBay Kleinanzeigen in Germany.

For the full year 2016, eBay Inc.’s commerce platforms connected millions of buyers and sellers around the world across billions of transactions, leading to total GMV of $84 billion, up 5% on an FX-Neutral basis and 3% on an as-reported basis. Revenue was $9.0 billion, growing 7% on an FX-Neutral basis and 5% on an as-reported basis. The company delivered strong operating and free cash flow on a continuing operations basis, generating $2.8 billion and $2.2 billion, respectively, during 2016. eBay also returned $3.0 billion of capital to shareholders through repurchases of its common stock.

Fourth Quarter and Full Year 2016 Financial Highlights (presented in millions, except per share data and percentages)

	Fourth Quarter				Full Year
	2016	2015	Change		2016	2015	Change
eBay Inc.
Net revenues	$2,395	$2,322	$73	3%	$8,979	$8,592	$387	5%
GAAP - Continuing Operations
Income from continuing operations	$5,948*	$523	$5,425*	1,037%*	$7,285*	$1,947	$5,338*	274%*
Earnings per diluted share from continuing operations	$5.31*	$0.43	$4.88*	1,135%*	$6.37*	$1.60	$4.77*	298%*
Non-GAAP - Continuing Operations
Net income	$601	$600	$1	—%	$2,156	$2,232	$(76)	(3)%
Earnings per diluted share	$0.54	$0.50	$0.04	8%	$1.88	$1.83	$0.05	3%
*GAAP results from continuing operations driven by a $4.6 billion income tax benefit related to a legal structure realignment, primarily impacting its international entities, as well as a $0.8 billion gain from the sale of its equity holdings of MercadoLibre, Inc.

Other Selected Financial and Operational Results

•
Operating margin — GAAP operating margin decreased to 26.6% for the fourth quarter of 2016, compared to 28.5% for the same period last year. Non-GAAP operating margin decreased to 31.9% in the fourth quarter of 2016, compared to 34.4% for the same period last year.

•
Taxes — The GAAP effective tax rate for continuing operations for the fourth quarter of 2016 was (196.8)%, driven by a $4.6 billion income tax benefit related to a legal structure realignment, primarily impacting its international entities, compared to 19.5% for the fourth quarter of 2015. The non-GAAP effective tax rate for continuing operations for the fourth quarter of 2016 was 24.4%, compared to 23.8% for the fourth quarter of 2015.

•	Cash flow — The company generated $620 million of operating cash flow from continuing operations and $484 million of free cash flow from continuing operations during the fourth quarter of 2016.

•
Stock repurchase program — The company repurchased approximately $1.0 billion of its common stock, or 34.6 million shares, in the fourth quarter of 2016. The company's total repurchase authorization remaining as of December 31, 2016 was $1.3 billion.

•	Cash and cash equivalents and non-equity investments — The company's cash and cash equivalents and non-equity investments portfolio totaled $11.0 billion as of December 31, 2016.

Business Outlook

•
First quarter 2017 — The company expects net revenue between $2.17 billion and $2.21 billion, representing FX-Neutral growth of 4% - 6%, with non-GAAP earnings per diluted share from continuing operations in the range of $0.46 - $0.48 and GAAP earnings per diluted share from continuing operations in the range of $0.25 - $0.40.

•
Full year 2017 — The company expects net revenue between $9.3 billion and $9.5 billion, representing FX-Neutral growth of 6% - 8%, with non-GAAP earnings per diluted share from continuing operations in the range of $1.98 - $2.03 and GAAP earnings per diluted share from continuing operations in the range of $1.20 - $1.40.

Quarterly Conference Call and Webcast

eBay Inc. will host a conference call to discuss fourth quarter 2016 results at 2:00 p.m. Pacific Time today. A live webcast of the conference call, together with a slide presentation that includes supplemental financial information and reconciliations of certain non-GAAP measures to their nearest comparable GAAP measures, can be accessed through the company's Investor Relations website at https://investors.ebayinc.com. In addition, an archive of the webcast will be accessible for 90 days through the same link.

eBay Inc. uses its Investor Relations website at https://investors.ebayinc.com as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor, in addition to following press releases, SEC filings, public conference calls and webcasts.

About eBay

eBay Inc. (NASDAQ: EBAY) is a global commerce leader including the Marketplace, StubHub and Classifieds platforms. Collectively, we connect millions of buyers and sellers around the world, empowering people and creating opportunity through Connected Commerce. Founded in 1995 in San Jose, Calif., eBay is one of the world’s largest and most vibrant marketplaces for discovering great value and unique selection. In 2016, eBay enabled $84 billion of gross merchandise volume. For more information about the company and its global portfolio of online brands, visit www.ebayinc.com.

Presentation

All growth rates represent year over year comparisons, except as otherwise noted. All amounts in tables are presented in U.S. dollars, rounded to the nearest millions, except as otherwise noted. As a result, certain amounts may not sum or recalculate using the rounded dollar amounts provided.

Non-GAAP Financial Measures

This press release includes the following financial measures defined as “non-GAAP financial measures” by the Securities and Exchange Commission (SEC): non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis. These measures may be different from non-GAAP financial measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with generally accepted accounting principles (GAAP). For a reconciliation of these non-GAAP financial measures to the nearest comparable GAAP measures, see “Business Outlook,” “Non-GAAP Measures of Financial Performance,” “Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin,” “Reconciliation of GAAP Net Income to Non-GAAP Net Income and Reconciliation of GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate” and “Reconciliation of Operating Cash Flow to Free Cash Flow” included in this press release.

Forward-Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of eBay Inc. and its consolidated subsidiaries that are based on the company's current expectations, forecasts and assumptions and involve risks and uncertainties. These statements include, but are not limited to, statements regarding the future performance of eBay Inc. and its consolidated subsidiaries, including expected financial results for the first quarter and full year 2017 and the future growth in our business. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to: changes in political, business and economic conditions, any regional or general economic downturn or crisis and any conditions that affect ecommerce growth or cross-border trade; fluctuations in foreign currency exchange rates; the company’s need to successfully react to the increasing importance of mobile commerce and the increasing social aspect of commerce; an increasingly competitive environment for our business; changes to the company’s capital allocation or management of operating cash; the company’s ability to manage its indebtedness, including managing exposure to interest rates and maintaining its credit ratings; the company’s need to manage an increasingly large enterprise with a broad range of businesses of varying degrees of maturity and in many different geographies; the company’s need and ability to manage regulatory, tax, data security and litigation risks; whether the operational, marketing and strategic benefits of the separation of the eBay and PayPal businesses can be achieved; the company’s ability to timely upgrade and develop its technology systems, infrastructure and customer service capabilities at reasonable cost while maintaining site stability and performance and adding new products and features; and the company’s ability to integrate, manage and grow businesses that have been acquired or may be acquired in the future.

The forward-looking statements in this release do not include the potential impact of any acquisitions or divestitures that may be announced and/or completed after the date hereof.

More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the company's most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company's Investor Relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov. All information in this release is as of January 25, 2017. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.

Investor Relations Contact:	Selim Freiha	ir@ebay.com
Media Relations Contact:	Abby Smith	press@ebay.com
Company News:	https://www.ebayinc.com/stories/news/
Investor Relations website:	https://investors.ebayinc.com

eBay Inc.
Unaudited Condensed Consolidated Balance Sheet

	December 31, 2016	December 31, 2015
	(In millions, except par value amounts)

ASSETS
Current assets:
Cash and cash equivalents	$1,816	$1,832
Short-term investments	5,333	4,299
Accounts receivable, net	592	619
Other current assets	1,134	1,154
Total current assets	8,875	7,904
Long-term investments	3,969	3,391
Property and equipment, net	1,516	1,554
Goodwill	4,501	4,451
Intangible assets, net	102	90
Deferred tax asset, non-current	4,608	—
Other assets	276	365
Total assets	$23,847	$17,755
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term debt	$1,451	$—
Accounts payable	283	349
Accrued expenses and other current liabilities	1,893	1,736
Deferred revenue	110	106
Income taxes payable	110	72
Total current liabilities	3,847	2,263
Deferred and other tax liabilities, net	1,888	2,092
Long-term debt	7,509	6,749
Other liabilities	64	75
Total liabilities	13,308	11,179

Total stockholders' equity	10,539	6,576
Total liabilities and stockholders' equity	$23,847	$17,755

eBay Inc.
Unaudited Condensed Consolidated Statement of Income

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions, except per share amounts)

Net revenues	$2,395	$2,322	$8,979	$8,592
Cost of net revenues (1)	539	493	2,007	1,771
Gross profit	1,856	1,829	6,972	6,821
Operating expenses:
Sales and marketing (1)	608	595	2,368	2,267
Product development (1)	292	229	1,114	923
General and administrative (1)	249	260	900	1,122
Provision for transaction losses	59	72	231	271
Amortization of acquired intangible assets	10	11	34	41
Total operating expenses	1,218	1,167	4,647	4,624
Income from operations	638	662	2,325	2,197
Interest and other, net	1,366	(12)	1,326	209
Income from continuing operations before income taxes	2,004	650	3,651	2,406
Income tax benefit (provision)	3,944	(127)	3,634	(459)
Income from continuing operations	$5,948	$523	$7,285	$1,947
Loss from discontinued operations, net of income taxes (2)	(12)	(46)	(19)	(222)
Net income	$5,936	$477	$7,266	$1,725

Income (loss) per share - basic:
Continuing operations	$5.38	$0.44	$6.43	$1.61
Discontinued operations	(0.01)	(0.04)	(0.02)	(0.18)
Net income per share - basic	$5.37	$0.40	$6.41	$1.43

Income (loss) per share - diluted:
Continuing operations	$5.31	$0.43	$6.37	$1.60
Discontinued operations	(0.01)	(0.04)	(0.02)	(0.18)
Net income per share - diluted	$5.30	$0.39	$6.35	$1.42

Weighted average shares:
Basic	1,106	1,191	1,133	1,208
Diluted	1,119	1,204	1,144	1,220

(1) Includes stock-based compensation as follows:
Cost of net revenues	$8	$10	$34	$38
Sales and marketing	24	19	95	94
Product development	43	25	158	108
General and administrative	35	24	129	139
	$110	$78	$416	$379
(2) Includes PayPal financial results from January 1, 2015 to July 17, 2015 for Full Year; also includes the eBay Enterprise financial results from October 1, 2015 to November 2, 2015 for Fourth Quarter; and January 1, 2015 to November 2, 2015 for Full Year.

eBay Inc.
Unaudited Condensed Consolidated Statement of Cash Flows

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions)
Cash flows from operating activities:
Net income	$5,936	$477	$7,266	$1,725
Income from discontinued operations, net of income taxes	12	46	19	222
Adjustments:
Provision for transaction losses	59	72	231	271
Depreciation and amortization	176	171	682	687
Stock-based compensation	110	78	416	379
(Gain) loss on sale of investments and other, net	(1,261)	17	(1,236)	(195)
Deferred income taxes	(4,433)	83	(4,556)	(32)
Changes in assets and liabilities, and other, net of acquisition effects	21	182	5	(180)
Net cash provided by continuing operating activities	620	1,126	2,827	2,877
Net cash provided by (used in) discontinued operating activities (1)	—	(86)	(1)	1,156
Net cash provided by operating activities	620	1,040	2,826	4,033
Cash flows from investing activities:
Purchases of property and equipment	(136)	(129)	(626)	(668)
Purchases of investments	(3,430)	(2,292)	(11,212)	(6,744)
Maturities and sales of investments	4,134	1,202	10,063	6,781
Acquisitions, net of cash acquired	(11)	—	(212)	(24)
Other	3	(3)	(21)	(18)
Net cash provided by (used in) continuing investing activities	560	(1,222)	(2,008)	(673)
Net cash used in discontinued investing activities (1)	—	899	—	(2,938)
Net cash used in investing activities	560	(323)	(2,008)	(3,611)
Cash flows from financing activities:
Proceeds from issuance of common stock	35	48	102	221
Repurchases of common stock	(941)	(637)	(2,943)	(2,149)
Excess tax benefits from stock-based compensation	6	2	15	74
Tax withholdings related to net share settlements of restricted stock units and awards	(25)	(19)	(121)	(245)
Proceeds from issuance of long-term debt, net	—	—	2,216	—
Repayment of debt	(3)	(600)	(20)	(850)
Other	2	(21)	7	(11)
Net cash provided by (used in) continuing financing activities	(926)	(1,227)	(744)	(2,960)
Net cash used in discontinued financing activities (1)	—	5	—	(1,594)
Net cash provided by (used in) financing activities	(926)	(1,222)	(744)	(4,554)
Effect of exchange rate changes on cash and cash equivalents	(191)	(78)	(90)	(364)
Net increase (decrease) in cash and cash equivalents	63	(583)	(16)	(4,496)
Cash and cash equivalents at beginning of period	1,753	2,415	1,832	6,328
Cash and cash equivalents at end of period	1,816	1,832	1,816	1,832
Less: Cash and cash equivalents of held for sale	—	—	—	—
Cash and cash equivalents of continuing operations at end of period	$1,816	$1,832	$1,816	$1,832
(1) Includes PayPal financial results from January 1, 2015 to July 17, 2015 for Full Year; also includes the eBay Enterprise financial results from October 1, 2015 to November 2, 2015 for Fourth Quarter; and January 1, 2015 to November 2, 2015 for Full Year.

eBay Inc.
Unaudited Summary of Consolidated Net Revenues

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(In millions, except percentages)
Net Revenues by Type:
Net transaction revenues:
Marketplace	$1,602	$1,484	$1,521	$1,500	$1,584
Current quarter vs prior year quarter	1%	2%	—%	(2)%	(5)%
Percent from international	62%	62%	62%	61%	63%
StubHub	274	261	225	177	232
Current quarter vs prior year quarter	18%	31%	40%	34%	34%
Percent from international	3%	2%	1%	2%	1%
Total net transaction revenues	1,876	1,745	1,746	1,677	1,816
Current quarter vs prior year quarter	3%	5%	4%	1%	(1)%
Percent from international	53%	53%	54%	55%	55%

Marketing services and other revenues:
Marketplace	313	273	277	274	326
Current quarter vs prior year quarter	(4)%	3%	10%	17%	4%
Percent from international	48%	45%	46%	44%	47%
Classifieds	201	197	207	186	183
Current quarter vs prior year quarter	10%	11%	15%	15%	2%
Percent from international	100%	100%	100%	100%	100%
StubHub, Corporate and other	5	2	—	—	(3)
Total marketing services and other revenues	519	472	484	460	506
Current quarter vs prior year quarter	3%	7%	14%	17%	4%
Percent from international	68%	68%	69%	67%	66%

Total net revenues	$2,395	$2,217	$2,230	$2,137	$2,322
Current quarter vs prior year quarter	3%	6%	6%	4%	—%

eBay Inc.
Unaudited Supplemental Operating Data

	Three Months Ended
	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016	December 31, 2015
	(In millions, except percentages)
Active Buyers (1)	167	165	164	162	162
Current quarter vs prior year quarter	3%	3%	4%	4%	5%

Gross Merchandise Volume (2)
Marketplace	$21,104	$18,973	$19,790	$19,581	$20,676
Current quarter vs prior year quarter	2%	2%	3%	1%	(1)%
StubHub	$1,239	$1,142	$1,060	$869	$1,184
Current quarter vs prior year quarter	5%	23%	35%	29%	30%
Total GMV	$22,343	$20,115	$20,850	$20,450	$21,860
Current quarter vs prior year quarter	2%	3%	4%	1%	—%

(1)
All buyers who successfully closed a transaction on our Marketplace and StubHub platforms within the previous 12-month period. Buyers may register more than once, and as a result, may have more than one account.

(2)
Total value of all successfully closed transactions between users on our Marketplace and StubHub platforms during the period regardless of whether the buyer and seller actually consummated the transaction. We believe that GMV provides a useful measure of the overall volume of closed transactions that flow through our platforms in a given period, notwithstanding the inclusion in GMV of closed transactions that are not ultimately consummated.

eBay Inc.
Business Outlook
(In Millions, Except Per Share Amounts)
The guidance figures provided below and elsewhere in this press release are forward-looking statements, reflect a number of estimates, assumptions and other uncertainties, and are approximate in nature because the company's future performance is difficult to predict. Such guidance is based on information available on the date of this press release, and the company assumes no obligation to update it.
The company's future performance involves risks and uncertainties, and the company's actual results could differ materially from the information below and elsewhere in this press release. Some of the factors that could affect the company's operating results are set forth under the caption “Forward-Looking Statements” above in this press release. More information about factors that could affect the company's operating results is included under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” in its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting eBay's investor relations website at https://investors.ebayinc.com or the SEC's website at www.sec.gov.
eBay Inc.

Three Months Ending
March 31, 2017
(In billions, except per share amounts)	GAAP	Non-GAAP (a)
Net Revenue	$2.17 - $2.21	$2.17 - $2.21
Diluted EPS from continuing operations	$0.25 - $0.40	$0.46 - $0.48

Twelve Months Ending
December 31, 2017
(In billions, except per share amounts)	GAAP	Non-GAAP (b)
Net Revenue	$9.3 - $9.5	$9.3 - $9.5
Diluted EPS from continuing operations	$1.20 - $1.40	$1.98 - $2.03

(a) Estimated non-GAAP amounts above for the three months ending March 31, 2017, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $15 - $20 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $105 - $115 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the three months ending March 31, 2017, reflect adjustments that exclude the estimated amortization of the deferred tax asset associated with the realignment of its legal structure and the related foreign exchange effects of approximately $25 - $125 million.

(b) Estimated non-GAAP amounts above for the twelve months ending December 31, 2017, reflect adjustments that exclude the estimated amortization of acquired intangible assets of approximately $50 - $60 million and estimated stock-based compensation expense and associated employer payroll tax expense of approximately $510 - $530 million, as well as the related income tax impact. Estimated non-GAAP amounts above for the twelve months ending December 31, 2017, reflect adjustments that exclude the estimated amortization of the deferred tax asset associated with the realignment of its legal structure and the related foreign exchange effects of approximately $205 - $405 million.

eBay Inc.
Non-GAAP Measures of Financial Performance
To supplement the company's condensed consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin, non-GAAP effective tax rate, and free cash flow. These non-GAAP financial measures are presented on a continuing operations basis.
These non-GAAP measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the company's results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the company's results of operations in conjunction with the corresponding GAAP measures.
Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the tables included in this press release.
These non-GAAP measures are provided to enhance investors' overall understanding of the company's current financial performance and its prospects for the future. Specifically, the company believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses, or net purchases of property and equipment, as the case may be, that may not be indicative of its core operating results and business outlook. In addition, because the company has historically reported certain non-GAAP results to investors, the company believes that the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, the company's management uses financial measures that do not include stock-based compensation expense, employer payroll taxes on stock-based compensation, amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of the deferred tax asset associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses from the disposal/acquisition of a business, certain effects of the planned separation of our eBay and PayPal business, certain gains and losses on investments, restructuring-related charges and the income taxes associated with the foregoing. In addition to the corresponding GAAP measures, the company's management also uses the foregoing non-GAAP measures in reviewing the financial results of the company.
The company excludes the following items from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating margin and non-GAAP effective tax rate:
Stock-based compensation expense and related employer payroll taxes. This expense consists of expenses for stock options, restricted stock and employee stock purchases. The company excludes stock-based compensation expense from its non-GAAP measures primarily because they are non-cash expenses that management does not believe are reflective of ongoing operating results. The related employer payroll taxes are dependent on the company's stock price and the timing and size of exercises by employees of their stock options and the vesting of their restricted stock, over which management has limited to no control, and as such management does not believe it correlates to the company's operation of the business.
Amortization or impairment of acquired intangible assets, impairment of goodwill, amortization of the deferred tax asset associated with the realignment of its legal structure and related foreign exchange effects, significant gains or losses and transaction expenses from the acquisition or disposal of a business and certain gains or losses on investments. The company incurs amortization or impairment of acquired intangible assets and goodwill in connection with acquisitions and may incur significant gains or losses from the acquisition or disposal of a business and therefore excludes these amounts from its non-GAAP measures. The company also excludes certain gains and losses on investments. The company excludes the non-cash amortization of the deferred tax asset associated with the realignment of its legal structure and related foreign exchange effects. The company excludes these items because management does not believe they correlate to the ongoing operating results of the company's business.
Restructuring. These charges consist of expenses for employee severance and other exit and disposal costs. The company excludes significant restructuring charges primarily because management does not believe they are reflective of ongoing operating results.
Other certain significant gains, losses, or charges that are not indicative of the Company’s core operating results.  These are significant gains, losses, or charges during a period that are the result of isolated events or transactions which have not occurred frequently in the past and are not expected to occur regularly or be repeated in the future. The company excludes these amounts from its results primarily because management does not believe they are indicative of its current or ongoing operating results.
Separation. These are significant expenses that are related to the separation of our eBay and PayPal businesses into separate publicly traded companies. These consist primarily of third-party consulting fees, legal fees, employee retention payments, tax indemnifications and other expenses related to the separation.
Tax effect of non-GAAP adjustments. This amount is used to present stock-based compensation and the other amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
In addition to the non-GAAP measures discussed above, the company also uses free cash flow. Free cash flow represents operating cash flows less purchases of property and equipment. The company considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property, buildings, and equipment, which can then be used to, among other things, invest in the company's business, make strategic acquisitions, and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

eBay Inc.
Reconciliation of GAAP Operating Margin to Non-GAAP Operating Margin

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions, except percentages)
GAAP operating income	$638	$662	$2,325	$2,197
Stock-based compensation expense and related employer payroll taxes	110	78	425	396
Amortization of acquired intangible assets within cost of net revenues	8	5	22	25
Amortization of acquired intangible assets within operating expenses	10	11	34	41
Separation	—	43	(1)	160
Restructuring and acquisition related	—	—	—	62
Other significant gains, losses or charges	(2)	—	(15)	—
Total non-GAAP operating income adjustments	126	137	465	684
Non-GAAP operating income	$764	$799	$2,790	$2,881
Non-GAAP operating margin	31.9%	34.4%	31.1%	33.5%

Reconciliation of GAAP Net Income to Non-GAAP Net Income and
GAAP Effective Tax Rate to Non-GAAP Effective Tax Rate*

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions, except percentages)
GAAP income from continuing operations before income taxes	$2,004	$650	$3,651	$2,406
GAAP provision for income taxes	3,944	(127)	3,634	(459)
GAAP net income from continuing operations	$5,948	$523	$7,285	$1,947
Non-GAAP adjustments to net income from continuing operations:
Non-GAAP operating income from continuing operations adjustments (see table above)	126	137	465	684
Gains or losses on investments	(1,334)	—	(1,369)	(264)
Tax effect of step-up of intangible assets basis	(4,603)	—	(4,603)	—
Tax effect of non-GAAP adjustments	464	(60)	378	(135)
Non-GAAP net income from continuing operations	$601	$600	$2,156	$2,232

Diluted net income from continuing operations per share:
GAAP	$5.31	$0.43	$6.37	$1.60
Non-GAAP	$0.54	$0.50	$1.88	$1.83
Shares used in GAAP and non-GAAP diluted net income per-share calculation	1,119	1,204	1,144	1,220

GAAP effective tax rate - Continuing operations	(197)%	20%	(100)%	19%
Tax effect of non-GAAP adjustments to net income from continuing operations	221%	4%	122%	2%
Non-GAAP effective tax rate - Continuing operations	24%	24%	22%	21%

*Presented on a continuing operations basis

Reconciliation of Operating Cash Flow to Free Cash Flow*

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions)		(In millions)
Net cash provided by continuing operating activities	$620	$1,126	$2,827	$2,877
Less: Purchases of property and equipment	(136)	(129)	(626)	(668)
Free cash flow from continuing operations	$484	$997	$2,201	$2,209

*Presented on a continuing operations basis